Exhibit 99.2

CERTIFICATE OF AMENDMENT

TO THE BYLAWS

OF

GUITAR CENTER, INC.

A Delaware corporation

The undersigned, being the duly acting and appointed Secretary of Guitar Center, Inc., a Delaware corporation, hereby certifies that at a duly convened meeting held on March 14, 2005, the Board of Directors of this corporation amended the Amended and Restated Bylaws of this corporation as follows:

Article III, Section 2 (Number and Qualification of Directors), is replaced with the following:

Section 2.  Number and Qualification of Directors.  The number of directors which shall constitute the whole board of directors shall be not less than seven (7) nor more than ten (10).  The exact number of authorized directors may be fixed from time to time by a duly adopted resolution of the board of directors.

Dated: March 14, 2005

/s/ Leland P. Smith
Leland P. Smith, Secretary